Exhibit 3.10

SECOND AMENDED AND RESTATED DECLARATION OF TRUST

OF

TRU 2005 RE II TRUST

DATED AS OF

JULY 9, 2009

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EXHIBIT A
Form of Certificate of Beneficial Interest

EXHIBIT B
Description of Property

EXHIBIT C
Basic Documents

EXHIBIT D
Managing Trustee

EXHIBIT E
Resident Trustee

EXHIBIT F
Amended and Restated Certificate of Trust

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SECOND AMENDED AND RESTATED DECLARATION OF TRUST

THIS SECOND AMENDED AND RESTATED DECLARATION OF TRUST (together with the exhibits attached hereto, this “Declaration”) is made and entered into as of July 9, 2009, by the undersigned Trustees to effect the continued existence of a statutory trust in accordance with the Delaware Statutory Trust Act, 12 Del. Code Section 3801 et seq., as amended (the “Trust Act”).

WHEREAS, Toys “R” Us – Delaware, Inc., a Delaware corporation (“Toys – Delaware”) and M&T Trust Company of Delaware, a Delaware limited purpose trust company, as resident trustee (the “Resident Trustee”) formed TRU 2005 RE II Trust, a Delaware statutory trust (the “Trust”) on November 28, 2005, under the Trust Act pursuant to the Declaration of Trust, dated as of November 28, 2005, and the filing of a Certificate of Trust as required by the Trust Act;

WHEREAS, upon the formation, Toys – Delaware became managing trustee of the Trust;

WHEREAS, pursuant to an Amended and Restated Declaration of Trust, made as of December 9, 2005 (the “Prior Declaration of Trust”), Toys – Delaware resigned as managing trustee of the Trust and Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC), a Delaware limited liability company (“Toys PropCo”), succeeded Toys – Delaware as the Managing Trustee; and

WHEREAS, the Managing Trustee recommends and the parties hereto desire to continue the Trust and amend and restate the Prior Declaration of Trust as set forth herein.

ARTICLE I.

THE TRUST; DEFINITIONS

SECTION 1.1 Name. The name of the Trust continued hereby is “TRU 2005 RE II Trust” in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. To the extent practicable, the Trustees shall conduct the Trust’s activities and execute all documents under the foregoing name, which name (and the word “Trust” wherever used in this Declaration, except where the context otherwise requires) shall refer to the statutory trust created hereby, or the Trustees acting on behalf of the Trust as trustees, and not individually, and shall not refer to the officers, agents, or Beneficial Owners of the Trust.

SECTION 1.2 Business Offices. The principal office of the Trust shall be located at c/o Toys “R” Us Inc., One Geoffrey Way, Wayne, New Jersey 07470, and thereafter shall be located at such place or places as the Managing Trustees may designate from time to time.

SECTION 1.3 Nature of Trust.

(a) It is the intention of the parties hereto that the Trust be continued as a statutory trust within the meaning of the Trust Act and that this Declaration constitute the governing instrument of the Trust. This Declaration amends and restates the Prior Declaration of Trust of the Trust in its entirety. Except for tax purposes as provided in Section 1.3(b) below, the Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint shares company or a corporation.

(b) It is the intention of the parties hereto that, solely for income and franchise tax purposes (i) so long as there is a sole Beneficial Owner, the Trust shall be disregarded and not be treated as an entity separate from its sole Beneficial Owner and (ii) if there is more than one Beneficial Owner, the Trust shall be treated as a partnership for federal, state and local income and franchise tax purposes, with the assets of the partnership being the commercial equipment, automobile and real estate leases and other assets held by the Trust and the partners of the partnership being the holders of the Beneficial Interest Certificates; provided, however, that for Texas franchise tax purposes the Trust shall be treated as a trust in accordance with Texas state law. The Trust shall not elect to be treated as an association under Section 301.7701-3(a) of the regulations of the United States Department of the Treasury for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the second preceding sentence for such tax purposes.

(c) The Managing Trustee and the Resident Trustee are hereby authorized to file, on or about the date hereof, an Amended and Restated Certificate of Trust with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit F (the “Amended and Restated Certificate of Trust”).

SECTION 1.4 Purposes and Powers. Notwithstanding any provision hereof (except Section 1.4(d)) or of any other document governing the formation, management or operation of the Trust to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Trust, is to engage solely in the following activities, and the Trust shall have the power and authority and is hereby authorized:

(a) To acquire the property more specifically described on Exhibit B attached hereto and any similar property (the “Property”).

(b) To own, hold, sell, assign, transfer, operate, lease, finance (including through the issuance of the Guarantee) and otherwise deal with the Property.

(c) To exercise all powers enumerated in the Trust Act necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

(d) To execute, deliver and perform, and the Managing Trustee, on behalf of the Trust, is hereby authorized to execute and deliver, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, including any amendment or restatement of any of the foregoing, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement and the execution, delivery and performance of any such documents prior to the date of this Agreement is hereby ratified and confirmed in all respects, notwithstanding any other provision of this Declaration.

(e) Notwithstanding any provision to the contrary contained in this Declaration, to conduct its business as described in the Offering Memorandum.

SECTION 1.5 Definitions. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Indenture. As used in this Declaration, the following terms shall have the following meanings unless the context otherwise requires:

Affiliate: Any Person other than the Trust which directly or indirectly through one or more intermediaries control, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least ten percent (10%) of the voting securities of a Person shall be deemed to be control.

Amended and Restated Certificate of Trust: The Amended and Restated Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on or about the date hereof, as amended and restated from time to time.

Bankruptcy: With respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy, insolvency or similar proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute (including the U.S. Bankruptcy Code, 11 U.S.C. § 101 et seq., as amended or replaced), law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, assignee, conservator, custodian or other similar official for the benefit of the creditors of such person over all or any substantial part of its properties or (vii) if one hundred and twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any U.S., state or foreign statute, law or regulation (including the U.S. Bankruptcy Code, 11 U.S.C. § 101 et seq., as amended or replaced), if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Trust Act.

Basic Documents: The Indenture, the Master Lease Agreement and all documents and certificates contemplated thereby or delivered in connection therewith, including any amendment or restatement of any of the foregoing, including, specifically, the documents set forth in Exhibit C attached hereto.

Beneficial Interest Certificate: One or more trust certificates (together with any replacements thereof) issued by the Trust representing an undivided beneficial interest in the Trust, in the form of Exhibit A attached hereto.

Beneficial Owners: Holders of record of outstanding Beneficial Interest Certificates.

Code: The Internal Revenue Code of 1986, as amended.

Declaration: This Second Amended and Restated Declaration of Trust of TRU 2005 RE II Trust, together with the exhibits attached hereto.

ERISA: As defined in Section 4.1(e).

Guarantee: The Notational Guarantee on the Notes by the Guarantors.

Guarantors: Collectively, MAP Real Estate, LLC, Wayne Real Estate Company, LLC, TRU 2005 RE I, LLC and the Trust.

Indenture: As defined in Section 3.3(b).

Indenture Trustee: As defined in Section 3.3(b).

Independent Trustee: An individual who, except in his or her capacity as an Independent Trustee of the Trust, shall not have been at the time of such individual’s appointment, and may not have been or be at any time (i) a Beneficial Owner, a partner, member, shareholder of, or an officer or employee of, the Trust or any of its respective partners, members, shareholders, subsidiaries or Affiliates (other than his or her service as an Independent Trustee or similar capacity of the Trust or its Affiliates), (ii) a customer of, or supplier to, the Trust or managing trustee of the Trust or any of their respective partners, members, shareholders, subsidiaries or Affiliates (other than an Independent Trustee provided by a corporate services company that provides independent persons in the ordinary course of its business), (iii) a Person controlling any such partner, member, shareholder, supplier or customer or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Trust or of the managing member of the Trust.

Joinder Agreement: The Joinder Agreement, dated as of the date hereof, among Toys PropCo, the Guarantors and the Representatives of the Initial Purchasers named in the Purchase Agreement.

Managing Trustees or the Board of Trustees: Collectively, the Persons named in Section 2.1(b) hereof so long as they continue in office, and all other individuals who have been duly elected and qualify as managing trustees of the Trust hereunder, but not including the Resident Trustee. Reference herein to the Managing Trustees shall refer to the Persons serving as Managing Trustees in their capacity as trustees hereunder.

Master Lease Agreement: The Amended and Restated Master Lease Agreement among the Trust, MAP Real Estate, LLC, Wayne Real Estate Company, LLC, TRU 2005 RE I, LLC, collectively as Landlord, and Toys – Delaware, as Tenant, dated as of the date hereof.

Material Action: To consolidate or merge the Trust with or into any Person, or sell all or substantially all of the assets of the Trust, or to institute proceedings to have the Trust be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy, insolvency or similar proceedings against the Trust or file a petition seeking, or consent to, reorganization or relief with respect to the Trust under any applicable federal, state or foreign law relating to bankruptcy (including the U.S. Bankruptcy Code, 11 U.S.C. § 101 et seq., as amended or replaced), or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors of the Trust, or admit in writing the Trust’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Trust.

Notes: As defined in Section 3.3(b).

Offering Memorandum: Collectively, (i) the Preliminary Offering Memorandum of TRU 2005 RE Holding Co. I, LLC, dated June 25, 2009, (ii) the Pricing Supplement of TRU 2005 RE Holding Co. I, LLC, dated July 1, 2009 and (iii) the Final Offering Memorandum of TRU 2005 RE Holding Co. I, LLC, dated July 1, 2009.

Person: Any individual, corporation, partnership, limited liability company, estate, trust (including any beneficiary thereof), association, private foundation within the meaning of Section 509(a) of the Code, joint-stock company, unincorporated organization, any government or agency or political subdivision thereof, any group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any other entity.

Purchase Agreement: The Purchase Agreement among TRU 2005 RE Holding Co. I, LLC, Toys “R” Us, Inc., the Guarantors and the Initial Purchasers named in Schedule A therein, dated July 1, 2009, as amended by the Joinder Agreement.

Plan: As defined in Section 4.1(e).

Resident Trustee: M&T Trust Company of Delaware, a Delaware limited purpose trust company, not in its individual capacity but solely in its capacity as a resident trustee hereunder, and any successor thereto appointed pursuant to Section 2.3(g).

Securities Act: The Securities Act of 1933, as amended.

Toys PropCo: Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC), a Delaware limited liability company.

Trust: As defined in the recitals to this Declaration.

Trust Act: As defined in the first paragraph of this Declaration.

Trust Assets: Any and all property, real, personal, or otherwise, tangible or intangible, that is transferred or conveyed to the Trust (including all rents, income, profits, and gains therefrom), and that is owned or held by, or for the account of, the Trust.

Trustees: Any or all of the Managing Trustees, Independent Trustees and the Resident Trustee.

ARTICLE II.

TRUSTEES; LEGAL TITLE

SECTION 2.1 Managing Trustees.

(a) Number. The number of Managing Trustees initially shall be one (1), which number may thereafter be increased or decreased by the Managing Trustees then in office from time to time; provided, however, that the total number of Managing Trustees shall not be more than eleven (11).

(b) Initial Board of Trustees. The name of the Managing Trustee who shall serve as the initial Board of Trustees is Toys “R” Us Property Company I, LLC, a Delaware limited liability company (formerly known as TRU 2005 RE Holding Co. I, LLC).

(c) Mailing Address. The mailing address of the Managing Trustee as of the date hereof is set forth on Exhibit D attached hereto.

SECTION 2.2 Resignation, Removal or Death of a Managing Trustee. Any Managing Trustee may resign by written notice to the remaining Managing Trustees and the Beneficial Owners, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice; provided, however, that if a Managing Trustee is one (1) of only two (2) Managing Trustees or is the sole Managing Trustee, such resignation shall not become effective unless and until a successor Managing Trustee or Managing Trustees shall have been appointed by the majority of Beneficial Owners. If the majority of Beneficial Owners do not act to appoint a successor Managing Trustee or Managing Trustees within sixty (60) days after delivery of the notice of resignation to the Trust, the Managing Trustee seeking to resign may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Managing Trustee. A Managing Trustee may be removed by the Beneficial Owners holding not less than two-thirds ( 2/3) in percentage of interests represented by the Beneficial Interest Certificates.

SECTION 2.3 Resident Trustee.

(a) Initial Resident Trustee. M&T Trust Company of Delaware shall be the initial Resident Trustee, and it shall serve until such time as a qualified successor is appointed by the Managing Trustees in accordance with the terms of Section 2.3(g).

(b) The Resident Trustee has been appointed solely for the purpose of complying with the requirement of the Trust Act that the Trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. Notwithstanding any provision in this Declaration to the contrary, the duties and responsibilities of the Resident Trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the Trust under the Trust Act. Except for the purpose of the foregoing sentence, the Resident Trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the Trust, the Trustees or any Beneficial Owner. It is understood and agreed that the duties and responsibilities of the Resident Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the Trust Act.

(c) By the execution hereof, the Resident Trustee accepts the trusts created in this Section 2.3. Except as provided in this Section 2.3, the Resident Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Beneficial Owners.

(d) The Resident Trustee shall not be liable for the acts or omissions of any other Trustee, nor shall the Resident Trustee be liable for supervising or monitoring the performance of the duties and obligations of any other Trustee or the Trust under the Basic Documents, any related document or otherwise. The Resident Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

(i) The Resident Trustee shall not be personally liable for any error of judgment made in good faith;

(ii) No provision of this Declaration shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Resident Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii) Under no circumstance shall the Resident Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv) The Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Declaration or for the due execution hereof by the other parties hereto;

(v) The Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Resident Trustee may for all purposes hereof rely on a certificate, signed by the Trustee, as to such fact or matter, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi) In the exercise or administration of the trusts hereunder, the Resident Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Resident Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Resident Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

(vii) Except as expressly provided in this Section 2.3, in accepting and performing the trusts hereby created the Resident Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Resident Trustee by reason of the transactions contemplated by this Declaration shall look only to the Trust’s property for payment or satisfaction thereof.

(e) The Resident Trustee shall receive, as compensation for its services hereunder, from the Trust or an affiliate of the Trust an initial fee of $3,500, payable on the date hereof, and $2,500 annually on the anniversary hereof, plus all reasonable expenses in connection with its services hereunder (including attorney’s fees), provided, however, that if no affiliate of the Trust makes such payment within ten (10) days of such payment coming due, the Managing Trustee shall make such payment. The obligations to indemnify the Resident Trustee as provided in this Declaration shall survive the termination of this Declaration. To the extent that provisions of this Declaration regarding the Trustees are made applicable to the Resident Trustee, and conflict with the provisions of this Section 2.3, the provisions of this Section 2.3 shall prevail.

(f) The Trust shall at all times have a trustee that satisfies the requirements of Section 3807(a) of the Trust Act.

(g) Resignation or Removal of Resident Trustee. The Resident Trustee may at any time resign and be discharged from the trusts hereby created by giving at least sixty (60) days advance written notice thereof to the Beneficial Owners and the Managing Trustees; provided, however, that such resignation shall not become effective unless and until a qualified successor Resident Trustee shall have been appointed by the Managing Trustees. Such appointment shall be by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Resident Trustee and one copy to the successor Resident Trustee. If no successor Resident Trustee shall have been so appointed and have accepted appointment within such sixty (60) day period after the giving of such notice of resignation, the resigning Resident Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Resident Trustee. In addition, if at any time the Resident Trustee shall cease to be eligible in accordance with the provisions of the preceding paragraph and shall fail to resign after written request therefore by the Managing Trustees, or if at any time the Resident Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Resident Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Resident Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Managing Trustees may remove the Resident Trustee. If the Resident Trustee is removed under the authority of the immediately preceding sentence, the Managing Trustees shall promptly appoint a successor Resident Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Resident Trustee so removed and one copy to the successor Resident Trustee. Written evidence of the qualification and acceptance of election or appointment of a successor Resident Trustee may be filed with the records of the Trust and in such other offices, agencies, or places as the Resident Trustee may deem necessary or desirable. Any successor Resident Trustee appointed hereunder shall promptly file an amendment to the Amended and Restated Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such successor Resident Trustee in the State of Delaware. Furthermore, the Resident Trustee may be removed by the Beneficial Owners holding not less than two-thirds ( 2/3) in percentage of interests represented by the Beneficial Interest Certificates without cause at any time upon thirty (30) days notice.

(h) Mailing Address. The mailing address of the Resident Trustee as of the date hereof is set forth on Exhibit E attached hereto.

SECTION 2.4 Independent Trustee.

(a) At all times there shall be at least two (2) Independent Trustees. Robert K. Rowell and Susan R. Rowell are the initial Independent Trustees. The Independent Trustees are not Managing Trustees.

(b) Upon the occurrence of any event that causes an Independent Trustee to cease to be a trustee of the Trust, unless and until there are no Notes outstanding, a new Independent Trustee, who shall fulfill the independence requirements set forth in Section 1.5 hereof, shall be appointed to the Trust forthwith by a majority of Beneficial Owners and no decision requiring the consent of the Independent Trustees shall be taken in the interim period before a new Independent Trustee is appointed. No resignation or removal of an Independent

Trustee and no appointment of a successor Independent Trustee shall be effective until such successor shall have accepted his or her appointment as an Independent Trustee by a written instrument in which he or she agrees to be bound by all of the terms and conditions of this Trust applicable to an Independent Trustee. All right, power and authority of an Independent Trustee shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Declaration. No Independent Trustee shall at any time serve as trustee in bankruptcy for any Affiliate (as defined herein) of the Trust. To the fullest extent permitted by law, the Independent Trustees shall consider only the interests of the Trust, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 3.3(d).

(c) Each Independent Trustee shall remain independent from the Beneficial Owners and perform its obligations under this Trust, shall be a member of the Trust for the limited purposes provided herein and to perform its obligations as an Independent Trustee hereunder, and the Trust and the Beneficial Owner agree that each Independent Trustee will be a trustee of the Trust for such limited purposes. The Trust, the Beneficial Owner and each Independent Trustee agree that each Independent Trustee: (i) will not make, and will not be obligated to make, a contribution to the Trust; (ii) will not own, and will not be obligated to acquire a limited liability company interest in the Trust; and (iii) will have no management, approval, voting, consent or veto rights in the Trust under the Trust Act or this Trust, other than to the extent that its affirmative vote, approval or consent is required for the Trust or the Beneficial Owner to perform certain acts or take certain actions as expressly provided in this Declaration. The Independent Trustees may not bind the Trust.

SECTION 2.5 Legal Title. Legal title to all Trust Assets shall be vested at all times in the Trust as a separate legal entity.

ARTICLE III.

MANAGING TRUSTEES

SECTION 3.1 General. Subject to the express limitations herein, including but not limited to Section 3.3, the business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees.

SECTION 3.2 Specific Powers and Authority. The Managing Trustees are authorized and directed hereby to execute and deliver, or cause to be executed and delivered, on behalf of the Trust, the Basic Documents and all other agreements, documents and certificates relating to the Basic Documents and transactions relating thereto within the purposes of the Trust as provided in Section 1.4. Except where expressly required herein to the contrary, any individual Managing Trustee may execute and deliver a document as and for the act of all Managing Trustees and the Trust. It shall be the duty of the Managing Trustees to discharge (or cause to be discharged) all responsibilities of the Trust under this Declaration, and the agreements to which the Trust is a party and to administer the Trust and the Trust Assets, subject to the terms hereof. The Managing Trustees shall have no duties other than as specified herein and in the agreements to which the Trust is a party and no implied duties or obligations shall be read into this Declaration. The Managing Trustees shall not manage, control, use, sell, dispose of or otherwise deal with the Trust or any part of the Trust Assets except (a) in accordance with the powers granted pursuant to this Declaration and (b) in accordance with the agreements to which the Trust is a party. The Managing Trustees shall not take any action that is inconsistent with the purposes of the Trust as provided in Section 1.4. The Managing Trustees may authorize and effect distributions to the holders of Beneficial Interest Certificates at such times and in such amounts as they shall deem appropriate provided that no such distribution shall be in contravention of any Basic Document or cause the Trust not to be Solvent. The Managing Trustees shall have the power and authority to do all other actions and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that they deem necessary, useful, or desirable to carry on the purposes of the Trust as provided in Section 1.4 or to carry out the provisions of this Declaration, even if such powers are not specifically provided for herein.

SECTION 3.3 Limitation on Activities.

(a) This Section 3.3 is being adopted in order to comply with certain provisions required in order to qualify the Trust as a “special purpose” entity.

(b) The Beneficial Owners shall not, so long as any of the notes (the “Notes”) issued pursuant to the Indenture, dated as of the date hereof, among Toys PropCo, Toys “R” Us, Inc., the Guarantors and Bank of New York Mellon Trust Company, as trustee (the “Indenture Trustee”) (as heretofore and hereinafter amended, supplemented and/or otherwise modified from time to time, the “Indenture”) are outstanding, amend, alter, change or repeal the definition of “Independent Trustee” or “Material Action” or Sections 1.3, 1.4, 1.5, 2.2, 2.4, 3.2, 3.3, 4.1, 5.1, 6, 7, 8 or 9, of this Declaration without the unanimous written consent of the Independent Trustees. Subject to this Section 7.1, the Managing Trustees reserve the right to amend, alter, change or repeal any provisions contained in this Declaration in accordance with Section 7.1. In the event that this Declaration is amended, the Managing Trustee shall be solely responsible for ensuring that the Amended and Restated Certificate of Trust is amended, if required by the Trust Act.

(c) The Trust shall not incur, create or assume or suffer to permit the incurrence, creation or assumption of (a) any Liens (as defined in the Indenture) on or agreements granting rights in or restricting the use or development of all or any portion of the Property or any legal or beneficial interest therein, except for Permitted Liens (as defined in the Indenture) or (b) indebtedness secured by an interest in the Trust or all or any part of the Property or any other property or assets of the Trust or any interest therein.

(d) Notwithstanding any other provision of this Trust and any provision of law that otherwise so empowers the Trust, the Managing Trustees, the Beneficial Owner, any officer or any other Person, neither the Beneficial Owner nor the Managing Trustees nor any officer nor any other Person shall be authorized or empowered, nor shall they permit the Trust, without the prior unanimous written consent of the Trustees (including all Independent Trustees, but excluding the Resident Trustee), to take any Material Action; provided, however, that no Material Action shall be consented to unless there are at least two (2) Independent Trustees then serving in such capacity. The Indenture Trustee, on behalf of the holders of the Notes, shall be third party beneficiary of this Section 3.3(d) and shall have the right to enforce the terms of this Section to their fullest extent.

(e) For so long as any of the Notes are outstanding, in addition to the other provisions set forth in this Declaration, the Trust shall comply with the following (any references in this Section 3.3(e) to “Affiliate,” “Person” or “others” shall be construed to exclude any of Toys PropCo, Wayne Real Estate Company, LLC, TRU 2005 RE I, LLC, MAP Real Estate, LLC and any other guarantors of the Notes from time to time who are subsidiaries of Toys PropCo and have an organizational document containing substantially the terms Sections 1.3, 1.4, 1.5, 2.2, 2.4, 3.2, 3.3, 4.1, 5.1, 6, 7, 8 or 9 hereof):

(i) establish and maintain an office through which its business shall be conducted separate and apart from that of any of its Affiliates and shall allocate fairly and reasonably any overhead for shared office space;

(ii) maintain its own books and records and bank accounts separate and apart from those of any Affiliate and any other Person;

(iii) not commingle assets with those of any Affiliate (provided that funds of the Trust may be paid as distributions to Beneficial Owner and Beneficial Owner may make capital contributions to the Trust as set forth in this Declaration);

(iv) conduct its own business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(v) maintain financial statements separate from any Affiliate;

(vi) pay its own liabilities only out of its own funds, including salaries of any employees, provided that the foregoing shall not require the Beneficial Owner to make any additional contributions to the Trust;

(vii) maintain an arm’s length relationship with any Affiliate and not enter into or be a party to any transaction with any other Person other than an arm’s length transaction (it being acknowledged by the parties hereto that the Basic Documents satisfy the provisions of this Section 3.3(e)(vii));

(viii) maintain adequate capital in light of its contemplated business operations, transactions and liabilities, provided that the foregoing shall not require the Beneficial Owner to make any additional contributions to the Trust;

(ix) except as provided for in the Basic Documents, not guarantee or become obligated for the debts of any other entity, including any Affiliate, or hold out its credit or assets as being available to satisfy the obligations of others;

(x) except as provided for in the Basic Documents, not acquire obligations or securities of its other partners, members or shareholders;

(xi) use stationery, invoices and checks separate from those of any Affiliate;

(xii) except as provided for in the Basic Documents, not borrow any funds or enter into any loan transactions as a borrower, guarantor or obligor, and not pledge its assets for the benefit of any other Person, including any Affiliate or make any loans or advances to any other Person;

(xiii) at all times hold itself out to the public and all other Persons as a legal entity separate from the Beneficial Owner and any other Person;

(xiv) correct any known misunderstanding regarding its separate identity;

(xv) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(xvi) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; and

(xvii) cause the officers, agents and other representatives of the Trust to act at all times with respect to the Trust consistently and in furtherance of the foregoing.

Failure of the Trust, the Beneficial Owner or the Managing Trustees on behalf of the Trust, to comply with any of the foregoing covenants or any other covenants contained in this Trust, shall not affect the status of the Trust as a separate legal entity or the limited liability of the Beneficial Owners.

SECTION 3.4 Meetings.

(a) At any meeting of the Managing Trustees, a majority of the Managing Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

(b) Except as expressly limited by the terms of this Declaration (including Section 3.3(b) and Section 3.3(c)), when a quorum is present at any meeting, a majority of the Managing Trustees present may take any actions.

(c) Any action required or permitted to be taken at any meeting of the Managing Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Managing Trustees or members of any such committee then in office, as the case may be, or all of the Trustees or such members if the action requires a unanimous vote of the Managing Trustees or such members, and such written consent is filed with the minutes of proceedings of the Managing Trustees or any such committee.

(d) The Managing Trustees or any committee designated by the Managing Trustees may participate in a meeting of the Managing Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

(e) With the consent of the Beneficial Owners of the Trust (which each Beneficial Owner acknowledges is in its best interest, by its acceptance of Beneficial Interest Certificates), the Independent Trustee, in voting on matters subject to the approval of the Board of Trustees, shall at all times take into account the interests of creditors of the Trust in addition to the interests of the Trust with respect to the Trust Assets and, to the extent permitted by applicable law, the Independent Trustees shall have a fiduciary duty to such creditors.

ARTICLE IV.

BENEFICIAL INTERESTS IN THE TRUST

SECTION 4.1 Beneficial Interests.

(a) A Beneficial Interest Certificate, in the form of Exhibit A attached hereto, will represent an undivided beneficial interest in the Trust. All Beneficial Interest Certificates issued hereunder shall be fully paid and nonassessable. Every Beneficial Owner, by virtue of having purchased or otherwise acquired a Beneficial Interest Certificate, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration. No certificates certifying the ownership of Beneficial Interest Certificates need be issued except as the Managing Trustees otherwise determine from time to time. The ownership of Beneficial Interest Certificates shall be recorded by the Managing Trustees in the books of the Trust, which shall be conclusive as to who are the Beneficial Owners. The Board of Trustees is authorized to issue a replacement Beneficial Interest Certificate for any Beneficial Interest Certificate which has been lost, stolen or destroyed.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Trust, each Beneficial Owner shall be entitled to receive, after paying or making reasonable provision for the creditors of the Trust as set forth in Section 3808(e) of the Trust Act, ratably with each other Beneficial Owner, that portion of the Trust Assets available for distribution to the Beneficial Owners that represents the same percentage ownership as the Beneficial Interest Certificates held by such Beneficial Owner represents in the Trust, except to the extent expressly provided herein.

(c) All Beneficial Interest Certificates shall be personal property entitling the Beneficial Owner only to those rights provided in this Declaration. The legal ownership of the Trust Assets is vested exclusively in the Trust as herein provided, and the Beneficial Owners shall have no interest therein other than the beneficial interest in the Trust conferred by their Beneficial Interest Certificates and shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Assets. The death of a Beneficial Owner shall not terminate the Trust or give such Beneficial Owner’s legal representative any rights against other Beneficial Owners, the Trustees or the Trust Assets, except the right, exercised in accordance with Section 4.1(a) above, to receive a new Beneficial Interest Certificate in exchange for the certificate held by the deceased Beneficial Owner. The Beneficial Owners, by reason of their status as such, shall have no right to participate in or direct the management or control of the business of the Trust or to act for or bind the Trust or any Trustee or otherwise to transact any business on behalf of the Trust, except to the extent expressly provided herein.

(d) The Beneficial Interest Certificates are freely transferable except as provided in Sections 4.1(e) and 4.1(f) below.

(e) No proposed transfer of a Beneficial Interest Certificate shall be effective unless such transfer is exempt from the registration requirements of the Securities Act and any state securities laws and the proposed transferor shall have delivered to the Trust an opinion of counsel to such effect. Such opinion of counsel must be acceptable, as to form, substance, and issuing counsel, to the Board of Trustees. Additionally, the proposed transferee must either (i) provide a certificate to the Trust to the effect that the proposed transferee is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” within the meaning of Section 4975(e)(1) of the Code (any such plan or employee benefit plan, a “Plan”) and is not directly or indirectly purchasing the Beneficial Interest Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) provide a certificate to the Trust to the effect that the proposed transferee is acquiring the Beneficial Interest Certificates for its own account and no part of the assets used to acquire the Beneficial Interest Certificates constitute assets of a Plan; or (iii) furnish to the Trust an opinion of counsel acceptable to such persons that (1) the proposed transfer will not cause any assets of the Trust to be deemed assets of a Plan and (2) the proposed transfer will not give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

(f) No entity that constitutes a partnership, grantor trust or S corporation for federal income tax purposes may acquire a Beneficial Interest Certificate if (i) substantially all of the value of the interest of a person owning an interest in such entity would be attributable to the entity’s (direct or indirect) interest in the Trust and (ii) a principal purpose of the use of the tiered arrangement is to permit the Trust to satisfy the one hundred (100)-person limitation in paragraph (h)(1)(ii) of Section 1.7704-1 of the Treasury Regulations promulgated under the Code. The restriction set forth in this Section 4.1(f) may be modified by the Trust if there is delivered to the Trustee an opinion of counsel to the effect that the modification would not cause the Trust to be treated as an association that is taxable as a corporation for federal income tax purposes or registrable as an investment company under the Investment Company Act of 1940, as amended.

ARTICLE V.

BENEFICIAL OWNERS

SECTION 5.1 Meetings of Beneficial Owners. There shall be no annual meetings of the Beneficial Owners. If at any time the Trust does not have Managing Trustees as required by this Declaration, the officers of the Trust shall promptly call a special meeting of the Beneficial Owners for the election of a successor Managing Trustee or Managing Trustees. Any meeting may be adjourned and reconvened as the Managing Trustees determine.

SECTION 5.2 Voting Rights of Beneficial Owners.

(a) The Beneficial Owners shall be entitled to vote only on the following matters: (i) appointment, election or removal of Managing Trustees as provided in Sections 2.2 and 5.1 hereof, (ii) amendment of this Declaration as provided in Section 7.1 hereof, subject to Section 3.3 and (iii) termination of the Trust as provided in Section 8.2 hereof. Except with respect to the foregoing matters, no action taken by the Beneficial Owners shall in any way bind the Trustees or the Trust.

(b) The holders of not less than a majority in percentage of the interests represented by the Beneficial Interest Certificates shall be a quorum for the transaction of business at a Beneficial Owners’ meeting. Any lesser number, however, shall be sufficient for adjournment, and any adjourned session or sessions may be held within ninety (90) days after the date set for the original meeting without the necessity of further notice. Except where a larger vote is required by any provision of this Declaration, and subject to any applicable requirements of law, the holders of a majority in percentage of interests represented by the Beneficial Interest Certificates voted shall decide any question.

(c) Any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by the holders of a majority in percentage of the interests represented by the Beneficial Interest Certificates (or such larger proportion thereof as shall be required by any express provision of this Declaration) and such consent is filed with the records of the Trust.

ARTICLE VI.

LIABILITY OF BENEFICIAL OWNERS, TRUSTEES,

OFFICERS, EMPLOYEES, AND AGENTS AND

TRANSACTIONS BETWEEN THEM AND THE TRUST

SECTION 6.1 Limitation of Beneficial Owner Liability. To the fullest extent permitted by law, no Beneficial Owner shall be liable for any debt, claim, demand, judgment, or obligation of any kind of, against or with respect to the Trust by reason of its being a Beneficial Owner, nor shall any Beneficial Owner by reason of its status as such, be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust.

SECTION 6.2 Limitation of Trustee Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a Beneficial Owner for any act, omission, or obligation of the Trust or any Trustee. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a statutory trust, no Trustee shall be liable to the Trust or to any Beneficial Owner for monetary damages for breach of any duty (including, without limitation, fiduciary duties) as a Trustee, except for acts or omissions of such Trustee that involve actual fraud, willful misconduct or gross negligence or bad faith in performing its or his duties. Neither the amendment nor repeal of this Section 6.2 nor the adoption or amendment of any other provision of this Declaration inconsistent with this Section 6.2 shall apply to or affect in any respect the applicability of the immediately preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal, or adoption.

SECTION 6.3 Express Exculpatory Clauses in Instruments. Neither the Beneficial Owners nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Assets for the payment of any claim under or for the performance of that instrument. All such written instruments shall contain an express exculpatory clause to the foregoing effect. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Beneficial Owner, Trustee, officer, employee, or agent of the Trust liable thereunder to any third party, nor shall any Trustee, officer, employee, or agent of the Trust be liable to anyone for such omission.

SECTION 6.4 Indemnification.

(a) The Trust shall indemnify and hold harmless each Trustee and officer of the Trust (including any persons who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan) for any claim, suit, cost, expense (including reasonable attorney’s fees) arising out of the performance by it of its obligation hereunder, to the maximum extent permitted by law, except to the extent that the indemnitee is found liable for an act or omission involving actual fraud or willful misconduct, gross negligence or bad faith in performing its or his duties.

(b) In the event any Beneficial Owner or former Beneficial Owner shall be held to be personally liable for any obligation of the Trust solely by reason of its being or having been a Beneficial Owner, the Beneficial Owner or former Beneficial Owner (or its legal representatives or successors) shall, to the fullest extent permitted by law, be entitled to be indemnified and held harmless out of the Trust Assets against all loss and expenses arising from such liability.

(c) Any indemnification or other amounts owed by the Trust as provided by this Section 6.4 shall be subordinate to amounts owed by the Trust under any Basic Document entered into pursuant to Section 1.4.

(d) The indemnification contained in this Section 6.4 shall survive (i) the termination of the Trust to the extent allowed by law and (ii) any resignation or removal of any Trustee.

ARTICLE VII.

AMENDMENTS; REORGANIZATION; MERGER, ETC.

SECTION 7.1 Amendments.

(a) Subject to Section 3.3, and to the extent not inconsistent herewith, the Managing Trustees may at any time amend this Declaration in writing to reflect: (i) a change to effect or maintain the qualification of the Trust; (ii) a change in the name of the Trust or the location of the principal place of business of the Trust; (iii) a change that is (1) of an inconsequential nature and does not adversely affect the Beneficial Owners in any material respect; (2) necessary or desirable to cure any ambiguity, to correct or supplement any provision of this Declaration that would be inconsistent with any other provisions of this Declaration or the Basic Documents, or to make any other provision with respect to matters or questions arising under this Declaration that will not be inconsistent with the provisions of this Declaration or the Basic Documents; (3) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal, state, or local agency or contained in any federal, state, or local law; or (4) required or contemplated by this Declaration or the Basic Documents; or (iv) any other amendments similar to the foregoing. Other amendments to this Declaration require the recommendation of the Board of Trustees and the affirmative vote of Beneficial Owners holding Beneficial Interest Certificates representing not less than two-thirds ( 2/3) of the beneficial interests in the Trust. Notwithstanding the foregoing, no rights or powers afforded to the Resident Trustee hereunder shall be modified, and no additional obligation or duty shall be imposed on the Resident Trustee, without its prior written consent and no amendments to any of Sections 1.4, 2.2, 3.3, 3.4 or 7.1 shall be made without the affirmation vote of the Independent Trustee. The Board of Trustees shall forward copies of all amendments to the Resident Trustee as soon as practicable following the date of such amendment.

(b) Subject to the terms hereof, the Amended and Restated Certificate of Trust shall be subject to amendment or other modification by the Managing Trustees in accordance with the provisions of the Trust Act.

ARTICLE VIII.

DURATION AND TERMINATION OF TRUST

SECTION 8.1 Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 8.2 hereof or pursuant to any applicable provision of the Trust Act.

SECTION 8.2 Termination of Trust.

(a) Subject to the restrictions on termination set forth in Section 3.3, the Trust may be dissolved by the affirmative vote of Beneficial Owners holding not less than two-thirds ( 2/3) of the Beneficial Interest Certificates. Upon the winding up and dissolution of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Managing Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Assets to one or more Persons at public or private sale for consideration that may consist in whole or in part of cash or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

(b) After dissolution of the Trust, the liquidation of its business, and the distribution to the Beneficial Owners as herein provided, a majority of the Managing Trustees shall execute and file with the Trust’s records, the Secretary of State of the State of Delaware, and elsewhere as the Managing Trustees determine to be necessary or appropriate, a certificate of cancellation and such other documents as may be required by law certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Beneficial Owners shall cease provided that the indemnities of Section 6.4 hereof shall survive to the extent allowed by law.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1 Governing Law. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

SECTION 9.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to (a) the number or identity of Trustees, officers of the Trust, or Beneficial Owners; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Beneficial Owners; (d) the action or vote taken by written instrument without a meeting; (e) a copy of this Declaration as a true and complete copy as then in force; (f) an amendment to this Declaration; (g) the termination of the Trust; or (h) the existence of any fact or facts that relate to the affairs of the Trust. No purchaser, lender, transfer agent, or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer or agent of the Trust.

SECTION 9.3 Derivative Actions by Beneficial Owners. Pursuant to the Trust Act, Beneficial Owners may, to the extent permitted by applicable law, bring an action on behalf of the Trust to recover a judgment in the Trust’s favor (a “derivative action”) where the Trustees have failed to institute such an action. The right of Beneficial Owners to institute such a derivative action is subject to the restriction that Beneficial Owners holding a minimum of ten percent (10%) of the outstanding Beneficial Interest Certificates join in the institution of such action.

SECTION 9.4 Provisions Held Invalid or Unenforceable. If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

SECTION 9.5 Construction. In this Declaration, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular, and words denoting any gender include all genders. The title and headings of different parts of this Declaration are inserted for convenience and shall not affect the meaning, construction, or effect of this Declaration.

SECTION 9.6 Counterparts. This Declaration may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.7 Non-Petition Covenant. Each Managing Trustee and the Resident Trustee, by entering into this Declaration, each party to the Basic Documents, by entering into such Basic Documents, and each Beneficial Owner, by accepting its Beneficial Interest Certificate, hereby covenants and agrees that it will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Basic Documents, this Declaration, or any of the documents or agreements related to this Declaration.

SECTION 9.1 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and its successors and permitted assigns.

SECTION 9.2 Merger. Pursuant to Section 3809 of the Trust Act, the common law doctrine of merger, as such doctrine applies to the termination or revocation of trusts and the merger of trusts with their beneficial owners or trustees, shall not be applicable to the Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust, have duly executed this Declaration as of the day and year first above written.

TRUSTEES

M&T TRUST COMPANY OF DELAWARE, as Resident Trustee

By:	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President

TOYS “R” US PROPERTY COMPANY I, LLC (F/K/A TRU 2005 RE HOLDING CO. I, LLC), as Managing Trustee

By:	WAYNE REAL ESTATE HOLDING COMPANY, LLC, a Delaware limited liability company, its Managing Member

	By:	TOYS “R” US, INC., a Delaware corporation, its Managing Member

		By:	/s/ Michael L. Tumolo
		Name:	Michael L. Tumolo
		Title:	Vice President — Real Estate Counsel

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

By:	/s/ Robert K. Rowell
Name:	Robert K. Rowell
Title:	Independent Trustee

By:	/s/ Susan R. Rowell
Name:	Susan R. Rowell
Title:	Independent Trustee

Consented To By:

TOYS “R” US PROPERTY COMPANY I, LLC (F/K/A TRU 2005 RE HOLDING CO. I, LLC), as Sole Beneficial Owner

By:	WAYNE REAL ESTATE HOLDING COMPANY, LLC, a Delaware limited liability company, its Managing Member

	By:	TOYS “R” US, INC., a Delaware corporation, its Managing Member

		By:	/s/ Michael L. Tumolo
		Name:	Michael L. Tumolo
		Title:	Vice President — Real Estate Counsel

EXHIBIT A

Form of Beneficial Interest Certificate

THIS BENEFICIAL INTEREST CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS BENEFICIAL INTEREST CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.1 OF THE DECLARATION OF TRUST REFERRED TO HEREIN.

BENEFICIAL INTEREST CERTIFICATE

             % Beneficial Interest

This certifies that                      is the registered owner of the above indicated beneficial interest in                      (the “Trust”), a Delaware statutory trust organized and existing under the Delaware Statutory Trust Act, Title 12, Chapter 38 of the Delaware Code, 12 Del. Code § 3801, et seq. This Beneficial Interest Certificate is issued under and is subject to the terms, provisions and conditions of the Second Amended and Restated Declaration of Trust of the Trust dated as of                     , 20     (the “Declaration of Trust”), to which Declaration of Trust the holder of this Beneficial Interest Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the Declaration of Trust.

This Beneficial Interest Certificate does not represent an obligation of, or an interest in, any Beneficial Owner, any Managing Trustee, or the Resident Trustee, and the Beneficial Interest Certificates are not insured or guaranteed by any governmental agency.

By virtue of having purchased or otherwise acquired this Beneficial Interest Certificate, the holder of this Beneficial Interest Certificate shall be deemed to have expressly consented and agreed to be bound by the terms of the Declaration of Trust. The ownership of each Beneficial Interest Certificate shall be recorded in the books of the Trust, which shall be conclusive as to the identity of the Beneficial Owners.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Trust, each Beneficial Owner shall be entitled to receive, after paying or making reasonable provision for the creditors of the Trust as set forth in Section 3808(e) of the Delaware Statutory Trust Act, ratably with each other Beneficial Owner, that portion of the Trust Assets, available for distribution to the Beneficial Owner that represents the same percentage ownership as the Beneficial Interest Certificates held by such Beneficial Owner. The holders of Beneficial Interest Certificates shall be entitled to vote only on such matters as set forth in Section 5.2 of the Declaration of Trust, and each holder of a Beneficial Interest Certificate shall have the right to vote its percentage ownership in the Trust.

A-1

Subject to the Declaration of Trust, the Managing Trustees may from time to time declare and pay to the Beneficial Owners such dividends or distributions in cash, property or other assets of the Trust, including any Trust Assets, or from any other source as the Managing Trustees in their discretion shall determine.

All Beneficial Interest Certificates shall be personal property entitling the Beneficial Owners only to those rights provided in the Declaration of Trust. The legal ownership of the Trust Assets is vested exclusively in the Trust as provided in the Declaration of Trust, and the Beneficial Owners shall have no interest therein other than the beneficial interest in the Trust conferred by their Beneficial Interest Certificate(s) and shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Assets. The death of a Beneficial Owner shall not terminate the Trust or give such Beneficial Owner’s legal representative any rights against other Beneficial Owners, the Trustees or the Trust Assets, except the right, exercised in accordance with applicable provisions of the Declaration of Trust, to receive a new Beneficial Interest Certificate in exchange for the certificate held by the deceased Beneficial Owner.

The Beneficial Interest Certificates are freely transferable, provided, however, no such proposed transfer shall be effective unless the provisions of Section 4.1 of the Declaration of Trust are complied with.

IN WITNESS WHEREOF, the person named below, on behalf of the Trust has caused this Beneficial Interest Certificate to be duly executed.

Managing Trustee

A-2

EXHIBIT B

Description of Property

Store Number	Town	State
8301	Frederick	MD
8316	Clinton	MD
8332	Ownings Mills	MD
8333	Waldorf	MD
8344	Catonsville	MD
6559	Towson	MD
8361	Frederick	MD
8363	Columbia	MD
8385	Salisbury	MD

B-1

EXHIBIT C

Basic Documents

1.	Indenture;

2.	Guarantee;

3.	Registration Rights Agreement by and among Toys PropCo, the Guarantors and the Initial Purchasers named in the Purchase Agreement, dated as of the date hereof;

4.	Master Lease Agreement;

5.	Joinder Agreement; and

6.	Domestic Services Agreement between Toys “R” Us – Delaware, Inc. and certain subsidiaries of Toys “R” Us, Inc., dated as of January 29, 2006.

C-1

EXHIBIT D

Managing Trustee

Name	Mailing Address
Toys “R” Us Property Company I, LLC	c/o Toys “R” Us, Inc. One Geoffrey Way Wayne, NJ 07470

D-1

EXHIBIT E

Resident Trustee

Name	Mailing Address
M&T Trust Company of Delaware	1220 North Market Street, Suite 202 Wilmington, DE 19801

E-1

EXHIBIT F

Amended and Restated Certificate of Trust

[Attached]

F-1